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The FINOVA® Group Inc.
4800 N. Scottsdale Road
Scottsdale, Arizona 85251-7623

NOTICE OF ANNUAL SHAREOWNERS MEETING

April 15, 2002

To the Holders of Common Stock of
The FINOVA Group Inc.

We will hold the Annual Shareowners Meeting of The FINOVA Group Inc. (“FINOVA”) at the offices of Credit Suisse First Boston, 11 Madison Avenue, Level 2B Auditorium, New York, New York 10010, on Wednesday, May 15, 2002 at 1:00 p.m., Eastern Daylight Savings Time. The meeting’s purpose is to:

1.	Elect 7 directors; and

2.	Consider any other matters that properly come before the meeting and any adjournments.

Only shareholders of record of common stock at the OPENING of business, 8:00 a.m., EST, on March 18, 2002 are entitled to receive notice of and to vote at the meeting.

We have enclosed our 2001 annual report to shareholders, including financial statements, and the proxy statement with this notice of annual meeting.

To assure your representation at the meeting, please vote. For your convenience, and to help reduce expenses, you may vote through the telephone or the internet, as explained on the enclosed proxy card. Alternatively, you can complete, sign and mail the enclosed proxy. We have enclosed a return envelope for that purpose, which requires no postage if mailed in the United States, if you choose to vote by mail. Your proxy is being solicited by the Board of Directors. We urge you vote as soon as possible.

Ric	hard Lieberman
Se	nior Vice President
Ge	neral Counsel and Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

The FINOVA® Group Inc.
4800 N. Scottsdale Road
Scottsdale, Arizona 85251-7623

ANNUAL SHAREHOLDERS MEETING
PROXY STATEMENT

Annual	May 15, 2002	Credit Suisse First Boston
Meeting:	1:00 p.m., EDST	11 Madison Avenue, Level 2B Auditorium New York, New York 10010

Record Date:
8:00 a.m., EST, March 18, 2002. If you were a shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. At the record date, there were 122,041,162 shares of our common stock outstanding.

Agenda:	1. Elect 7 directors. 2. Any other proper business.

Proxies: We will follow your voting instructions. If none, we will vote signed proxies for the nominees.
Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies “for” the Board’s nominees. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

Proxies Solicited By:	The Board of Directors.

First Mailing Date:	We anticipate first mailing this proxy statement on April 15, 2002.

Revoking Your Proxy:	You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures listed on pages 17-18 under “Voting Procedures/Revoking Your Proxy.”

Independent Auditors:
A representative of our independent auditors, Ernst & Young, LLP, is expected to be present at the meeting. The representative will have the opportunity to make a statement, if desired, and is expected to be available to respond to appropriate questions from our shareholders.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

CONTENTS

		General Information	1
	*	Election of Directors	2
		Board Information	3
*We will vote on this item at the meeting		Human Resources Committee Report on Executive Compensation (1)	5
		Audit Committee Report (1)	8
		Audit and Related Fees	9
		Performance Graph (1)	9
		Executive Compensation and Other Information	10
		Employment Agreements	12
		Compensation Committee Interlocks and Insider Participation	14
		Section 16(a) Beneficial Ownership Reporting Compliance	16
		FINOVA Share Ownership	16
		Voting Procedures/Revoking Your Proxy	17
		Submission of Shareowner Proposals	18
		Other Business	18
		Audit Committee Charter	A-1

(1)   The Human Resources Committee and Audit Committee reports and the performance graph will not be incorporated by reference into any present or future filings we make with the SEC, even if those reports and the graph incorporate all or any part of this proxy statement.

PROPOSAL ONE: ELECTION OF DIRECTORS

Board Structure:	The Board currently has 7 members. Directors serve for one-year terms.

BOARD NOMINEES	Shareholders will elect 7 directors this year. The Board’s nominees are listed below. We urge you to vote for Messrs. Boland, Cumming, Durham, Hershfield, Morgan, Smith and Steinberg.

Thomas F. Boland:
A Managing Director of Seneca Financial Group, Inc. (an investment bank specializing in financial restructuring advisory services) since 2001. Previously, a Managing Director for Citigroup, Inc. in charge of Japan, Europe and North America Credit and Operating Risk Management from 1999 to 2001. Prior to that, a Senior Risk Manager for Citibank’s Global Relationship Bank. Chairman of the Board of Shuttle, Inc. from 1992 to 1997. Mr. Boland was designated to serve on the Board by the creditors’ committee in our reorganization proceedings, as discussed more fully below. Board member since August 2001. Age 58.

Ian M. Cumming:
Chairman of the Board of FINOVA since August 2001. Also Chairman of the Board of Leucadia National Corporation (“Leucadia”) since 1978. Director of Allcity Insurance Company (a property and casualty insurer)(“Allcity”) and MK Gold Company (an international mining company)(“MK Gold”), two consolidated subsidiaries of Leucadia. Also a director of Skywest, Inc. (a Utah-based regional air carrier), HomeFed Corporation (“HomeFed”) (a publicly held real estate development company) and Carmike Cinemas, Inc. (a publicly held motion picture exhibitor in the U.S.). Board member since August 2001. Age 60.

G. Robert Durham:
Former Chairman of FINOVA from February to August 2001. Retired Chairman and Chief Executive Officer of Walters Industries, Inc. (a homebuilding and financing, building materials, natural resources and industrial manufacturing company) since

1996. He served as Chairman and Chief Executive Officer from 1991 to 1996. Former Chairman, President and Chief Executive Officer of Phelps Dodge Corporation (a mining company). Director of The MONY Group Inc. Board member since 1992. Age 73.

Lawrence S. Hershfield:
Chief Executive Officer of FINOVA since August 2001. An executive officer of subsidiaries of Leucadia since 1995, with diverse managerial and business development responsibilities. Board member since August 2001. Age 45.

R. Gregory Morgan:	A partner in the law firm of Munger, Tolles & Olson LLP, where he has practiced law since 1981. Board member since August 2001. Age 48.

Kenneth R. Smith:
Eller Distinguished Service Professor of Economics since 1980, Dean of the Karl Eller Graduate School of Management and the College of Business and Public Administration from 1980 to 1995, and Vice Provost from 1992 to 1995 of The University of Arizona. Chairman since 1996 and director since 1990 of Apache Nitrogen Products, Inc. Former director of Southwest Gas Corporation. Board member since 1992. Age 59.

Joseph S. Steinberg:
President of FINOVA since August 2001. A director of Leucadia since 1978 and President of Leucadia since 1979. Also, Chairman of the Board of HomeFed and Allcity and a director of MK Gold, Jordan Industries, Inc. (a public company, which owns and manages manufacturing companies) and White Mountains Insurance Group, Ltd. (a publicly held insurance holding company). Board member since August 2001. Age 58.

BOARD INFORMATION

Board Reorganization: Our Board was reorganized in August 2001.
As required by FINOVA’s Plan of Reorganization, when we emerged from the reorganization proceedings in August 2001, our Board was reconstituted with the present members, each of whom is being re-nominated for another term. Under the Plan, Berkadia LLC, a joint venture between Leucadia and Berkshire Hathaway Inc., designated four directors, (Messrs. Cumming, Hershfield, Morgan and Steinberg), FINOVA designated two directors (Messrs. Durham and Smith) and the creditors’ committee in the reorganization proceedings designated one director (Mr. Boland). Each director was appointed to serve until this annual meeting, at which time you, our shareholders, elect directors. Our Bylaws provide that the Board will renominate for election Mr. Boland or another director recommended by a majority of the holders of our senior secured notes. Pursuant to that authority, the Board has renominated Mr. Boland. You may vote for each director, regardless of his original designation. Directors are to be elected for one-year terms, or until their successors are elected.

In this Proxy Statement we sometimes distinguish actions undertaken by the predecessor and reorganized boards.

Board Meetings:
In 2001, in light of its consideration of FINOVA’s strategic alternatives, the predecessor Board held a total of 18 Board and 5 committee meetings, plus additional meetings of the former Special Committee, described below. The reorganized Board held 3 Board and 2 committee meetings, and considered a matter by unanimous consent. Each director attended at least 75% of his or her Board and committee meetings.

Board Committees:
The Executive Committee exercises all the powers of the Board when the Board is not in session, except as limited by law. The Executive Committee held 1 meeting and considered a number of transactions by unanimous written action without a meeting last year. Current members: Mr. Cumming, Chairman and Messrs. Hershfield and Steinberg.

The Audit Committee is comprised of directors who the Board considers to be independent, pursuant to the rules of the New York Stock Exchange. The Committee recommends appointment of the company’s independent auditors. It also approves audit reports and plans, accounting policies, financial statements, internal audit reports, internal controls, our ethics committee’s actions, audit fees and certain other expenses. It supervises our corporate compliance program and the ethics committee. The Audit Committee held 4 meetings in 2001. All members have been non-employee directors. Current members: Mr. Morgan, Chairman, and Messrs. Boland and Smith.

The Audit Committee Charter, approved by our Board, appears after this Proxy Statement.

The Human Resources Committee exercises all the powers of the Board in authorizing and approving executive succession plans, compensation of executives and employees, and employment agreements. As part of those duties, the committee administers all compensation, incentive and severance plans of FINOVA and its subsidiaries. The committee delegated to the Chief Executive Officer the authority to set compensation for non-executive officers, subject to the committee’s supervision. It held 2 meetings in 2001. Current members: Mr. Smith, Chairman, and Messrs. Hershfield and Steinberg.

Special Committees. A Special Committee was active from November 2000 until we emerged from the reorganization proceedings in August 2001. It assisted the Board in supervising the review of strategic alternatives, including the monitoring of negotiations relating to possible restructuring transactions. Members: Messrs. Durham and Smith.

A new Special Committee was appointed in 2002 to advise the Board with respect to potential transactions in the company’s debt securities. Current members: Mr. Boland, Chairman, and Messrs. Durham and Smith.

The Board does not have a nominating committee. The entire Board performs those duties.

BOARD COMPENSATION

Retainer And Fees:
Non-employee directors receive a $30,000 annual retainer. The former Special Committee members were paid an additional retainer of $10,000 per month of service. Directors also receive $1,500 for each Board, committee or other meeting attended. In connection with his duties as a member of the current Special Committee, Mr. Boland receives a stipend at a rate of $2,500 per day for Special Committee business, other than Special Committee meetings. Board members also receive $100 for each matter considered without a meeting. We reimburse directors for any expenses related to their Board service.

During 2001, the following plans in which directors participated were terminated by the Board or the Plan of Reorganization:

•   The 1992 Stock Incentive Plan and all outstanding grants under that plan, including grants to directors.

•   The Bonus KEYSOP Program and the Directors’ Deferred Compensation Plan, both of which permitted directors to defer their retainers.

•   The Directors’ Retirement Plan, and accrued benefits were paid to the participants through the termination date.

•   The Directors’ Charitable Awards Program, and directors were given the opportunity to purchase their underlying life insurance policies at their cash values.

Those programs were described in previous proxy statements.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee:
The Human Resources Committee exercises the Board’s powers in compensating executive officers of FINOVA other than Messrs. Cumming, Hershfield and Steinberg, who are employees of and are compensated by Leucadia. Leucadia provides those executives and other personnel pursuant to a management agreement we entered into with them during our restructuring proceedings. The Committee administers FINOVA’s incentive plans. Our compensation program helps us to attract, retain and motivate all of our employees and to align their efforts with company goals. We make every effort to assure our compensation program is consistent with FINOVA’s values and furthers its business strategy.

The Year 2001: We restructured and reduced executive compensation in 2001, due to FINOVA’s circumstances. We reorganized our management team three times during 2001.
2001 was an astoundingly difficult year for FINOVA. The events of the year created a continuum of human resources considerations for the Committee to address. Actions prior to emergence from the reorganization proceedings in August 2001 were undertaken by the predecessor committee or Board. The current Human Resources Committee was constituted in 2002 to address bonus payments for 2001 performance and other issues.

In March, FINOVA filed for protection from its creditors under chapter 11 of the U.S. Bankruptcy Code. At that time, we reorganized senior management to retain those executives who were best suited to help lead FINOVA through the restructuring. William Hallinan replaced Matthew Breyne as President and Chief Executive Officer. During the reorganization proceedings, the Bankruptcy Court approved arrangements for the executive officers and employees, as discussed below. These arrangements were designed to retain employees and executives during and after the reorganization proceedings.

Upon emergence, we then reorganized and further streamlined our operations. Pursuant to the management agreement, Leucadia appointed Mr. Cumming as Chairman, Mr. Steinberg as President and Mr. Hershfield as Chief Executive Officer. In addition, each became a director of FINOVA, pursuant to the Plan of Reorganization. They replaced Mr. Durham, as Chairman, and Mr.Hallinan as President and Chief Executive Officer.

In November, Mr. Hallinan stepped down as General Counsel and Secretary; Mr. Marszowski stepped down as Chief Financial Officer and Mr. Bruns as head of

Internal Audit. Mr. Tashlik replaced Mr. Marszowski as the Chief Financial Officer and Mr. Lieberman replaced Mr. Hallinan, as General Counsel and Secretary, and assumed oversight of Internal Audit. Messrs. Bruns, Hallinan and Marszowski remained non-executive employees to assist with the transitions until they terminated employment in January 2002.

Executive Compensation and Severance Agreements: Executives voluntarily accepted reduced compensation under the new arrangements.
In connection with the chapter 11 filing in March 2001, all 11 of our executive officers agreed to forego all their rights pursuant to employment agreements, bonus plans and severance plans in which they participated, in exchange for new arrangements with reduced benefits. For the five executives whose employment was terminated in March 2001 (including Mr. Breyne), those arrangements were set forth in their severance agreements. For the remaining six executives, the new arrangements were in exchange for reduced levels of compensation and severance rights. Those arrangements are described more fully in the Proxy Statement under the caption “Employment Agreements.”

The Committee has been advised that the predecessor Board implemented these arrangements with the departing executives to appropriately compensate them in light of FINOVA’s weakened financial condition and bankruptcy court limitations on paying severance compensation. We understand that it set total compensation for the retained executives after consideration of the potential compensation given up by the executives, the need to retain their skills and institutional knowledge during the bankruptcy proceedings and the post-restructuring period, and compensation that could otherwise be available to them at other opportunities. These new arrangements were approved by the Bankruptcy Court in connection with the reorganization proceedings.

The rights the executives agreed to forego included a non-discretionary retention bonus plan that was instituted in 2000, when FINOVA began experiencing liquidity difficulties. Those bonuses would have ranged from $1 million to $3 million per executive, were not discretionary and were to be paid after the earlier of two years or upon a change-in-control of FINOVA. The executives also participated in the executive severance plans, annual and long-term bonus plans, the Key Employee Value Sharing Plan, which was described in previous Proxy Statements, and traditionally received restricted stock and option awards. Messrs. Breyne and Hallinan also had employment agreements. These arrangements are described more fully in the Proxy Statement under the caption “Employment Agreements.”

The new compensation agreements for the continuing executives substantially reduced the retention bonuses to levels between 15% and 30% of the amounts to have been paid under the non-discretionary bonus program noted above. They also substituted the former annual and long-term bonuses, stock and option awards with a discretionary performance bonus that could range from 0% to 150% of the executive’s annual base salary.

Salaries:
As noted above, salaries for the remaining executives were increased in exchange for their agreement to forego substantially greater compensation opportunities, including the former non-discretionary retention bonuses and severance compensation. The Committee has been advised that FINOVA had not adjusted base salaries in approximately a year and a half for those executives. Salary levels were also established after considering the executive’s responsibilities in the company, which had changed for some of the executives.

Bonuses:
The new bonus program for the executives was implemented as part of the new employment agreements for the executives. Bonus compensation was divided into two components, a non-discretionary retention bonus, which was to be paid in three installments, and a one-time discretionary bonus, based on performance throughout the year, provided the executive remained employed through February 2002. For each executive, we paid one half of the retention bonuses when the bankruptcy court approved the new compensation agreements in mid-2001. One quarter was paid after FINOVA emerged from the reorganization proceedings in August 2001. The last quarter was paid on January 2, 2002.

The discretionary bonuses were paid in February 2002, based on the Committee’s subjective evaluation of the individual’s performance during 2001. Only two of those officers remained with the company at that time. The bonuses paid were equal to their annual base salaries.

Severance Compensation:	The executives who left FINOVA in March 2001 were given severance compensation at reduced levels from what they were previously entitled to receive.

They each received severance equivalent to two years of base salary, plus company paid health and life insurance, financial counseling and outplacement services. Each also was engaged pursuant to a consulting agreement for between 12 and 15 months at a rate equivalent to their base salaries. They received no retention or other bonuses. Their outstanding restricted stock was forfeited when they terminated employment and their outstanding stock options expired three months after that date. The Bankruptcy Court approved the severance agreements.

Tax Code Concerns:
Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction for executive compensation paid to senior executives in excess of $1 million per year, unless that income meets permitted exceptions. The Committee has been advised that due to the reductions in compensation levels, the management reorganizations and the company’s tax situation, the predecessor Committee did not believe it was necessary or in FINOVA’s best interests to restrict the compensation programs to assure satisfaction of those requirements. The exceptions would have required, among other things, that we eliminate our flexibility to adjust performance conditions throughout the year as FINOVA’s situation changed. The predecessor Committee believed that retention of flexibility to adapt compensation to support changing corporate goals was more beneficial. Moreover, the current compensation program does not appear to trigger Section 162(m) considerations.

Chief Executive Officers:
As noted above, FINOVA had three executives who served as Chief Executive Officer during 2001. Mr. Breyne served as President and Chief Executive Officer until just before we commenced the reorganization proceedings in March. At that time, Mr. Hallinan became President and Chief Executive Officer during the reorganization proceedings. As contemplated by the management agreement with Leucadia, upon emergence from the reorganization proceedings Mr. Durham was replaced by Mr. Cumming as Chairman, and Mr. Hallinan was replaced by Mr. Steinberg as President and Mr. Hershfield as Chief Executive Officer.

Mr. Breyne’s base salary during 2001 was based on his employment agreement. It was not increased over his 2000 salary level. His employment agreement is discussed under “Employment Agreements” in the Proxy Statement. His severance compensation is generally discussed above and detailed in the Summary Compensation Table.

Mr. Hallinan received a base salary of $557,000 while he served as President and Chief Executive Officer, and $400,000 during the remainder of the year, pursuant to his compensation agreement. His compensation agreement is also discussed later in the Proxy Statement.

Mr. Hershfield serves as Chief Executive Officer. His services are provided to FINOVA under the management agreement with Leucadia noted above. Mr. Hershfield is an employee of Leucadia and receives compensation from Leucadia. He does not receive additional compensation from FINOVA, but FINOVA pays all reasonable expenses in connection with his service. Mr. Hershfield is also a director of FINOVA and receives compensation for that service, as do the other directors.

Conclusion:
We believe the executive teams provided outstanding service to FINOVA during this difficult year. We will work to assure the executive compensation programs continue to meet our strategic goals.

Kenneth R. Smith, Chairman
Lawrence S. Hershfield
Joseph S. Steinberg
Members, Human Resources Committee

AUDIT COMMITTEE REPORT

The following report of our Audit Committee relates to our audited financial statements for the year ended December 31, 2001.

The Audit Committee reviewed and discussed our audited financial statements with management. Management has primary responsibility for FINOVA’s financial statements and the overall reporting process, including its system of internal controls.

We discussed with Ernst & Young, LLP, our independent accountants, the matters required to be discussed by Statement of Accounting Standards No. 61, Communications with Audit Committees, regarding the auditors’ judgments about the quality of our accounting principles, as applied in our financial reporting.

The predecessor Committee also received the written disclosure and the letter from Ernst & Young, LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee understands that the predecessor Committee discussed with Ernst & Young, LLP their independence, as did the current Audit Committee.

Based on these reviews and discussions, we recommended to the Board that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC.

R. Gregory Morgan, Chairman
Thomas F. Boland
Kenneth R. Smith

AUDIT AND RELATED FEES

All Other Fees:
The following table sets forth the total fees billed or expected to be billed by Ernst & Young, LLP for audit services rendered in connection with the audit of our financial statements for 2001, and fees billed for other services rendered by that firm for 2001:

Audit Fees	$3,250,000	(1)

Financial Information Systems design and implementation	$0

Other Non-Audit Fees:
Benefit plan and other assurance services	$150,000
Tax, lease analysis and bankruptcy application services	$155,000

Total Other Non-Audit Fees	$305,000

(1) The amount of fees listed has been reduced by $250,000, which was an agreed reduction in fees in connection with the audit for 2001. Ernst & Young, LLP agreed to the reduction in fees in light of our financial condition and because the fees paid to it in the reorganization proceedings were higher than projected. In addition, Ernst & Young, LLP agreed to reduce its fees for the 2002 audit by $200,000 and fees for the 2003 audit by $50,000, for a total savings to FINOVA of $500,000.

The Audit Committee has considered whether the provision of the non-audit services is compatible with the maintenance of the auditors’ independence.

PERFORMANCE GRAPH Comparison of Cumulative Total Return Among FINOVA, Standard & Poor’s 500 Index and S&P Financial Index(1)

(1)	Assumes $100 invested on December 31, 1996 and dividends reinvested. Historical performance does not necessarily predict future results.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Compensation:
The following table summarizes the compensation we paid the Chairman, President, Chief Executive Officer and each of the two other most highly compensated executive officers as of the end of 2001, based on salary and total annual bonus. It also includes others who served as Chief Executive Officer during the year and an additional former officer who was not serving as an executive officer at year-end. Bonus totals also include amounts paid in 2002, which related to 2001 performance. Prior year information is not included for those who became executive officers during 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary(1)	Retention & Performance Bonuses(1)(2)	Other Annual Compensation(3)	Performance Based Restricted Stock Awards(4)	Securities Underlying Options/ SARs (#)(4)	LTIP Payouts(5)	All Other Compensation(6)
Ian M. Cumming	2001	*		$16,000
Chairman (since August 2001)

Joseph S. Steinberg	2001	*		16,000
President (since August 2001)

Lawrence S. Hershfield	2001	*		16,000
Chief Executive Officer (since August 2001)

Stuart A. Tashlik	2001	$225,000	$525,000		$0	0	$0	$10,125
Senior Vice President,	2000	175,000	0		0	0	0	10,200
Chief Financial Officer	1999	167,596	139,156		159,877	17,500	71,549	8,571
(since November 2001)

Richard Lieberman	2001	169,012	214,087					10,141
Senior Vice President, General Counsel and Secretary (since November 2001)

Matthew M Breyne	2001	93,558	0		0	0	0	1,154,704
Former President and	2000	488,625	0		0	0	0	10,200
Chief Executive Officer	1999	370,167	326,342		1,074,949	35,000	178,457	9,600
(until March 2001)

William J. Hallinan	2001	478,500	600,000		0	0	0	10,200
Former President and	2000	317,000	0		0	0	0	10,200
CEO) (March to August	1999	307,667	217,828		419,836	17,500	278,183	9,600
2001) and General Counsel and Secretary (until November 2001)

Jack Fields III	2001	400,000	500,000		0	0	0	10,200
Former Executive Vice	2000	313,500	0		0	500	0	10,200
President (until	1999	304,500	252,811		738,675	29,000	176,972	9,600
November 2001)
FINOVA Capital Corp.

*
The services of our current Chairman, Mr. Cumming, President, Mr. Steinberg, and Chief Executive Officer, Mr. Hershfield, are provided to FINOVA under a management agreement with Leucadia. As a result, they receive compensation from Leucadia and do not receive any salary or other compensation as employees of FINOVA.

They receive compensation as directors, including the retainer and meeting fees noted under “Board Compensation.” Information concerning the management agreement is discussed in “Compensation Committee Interlocks and Insider Participation” below.

(1)	Includes deferred compensation, if any.

(2)
Bonus payments include both non-discretionary retention payments based on reaching specified milestones and discretionary payments based on performance of the recipient. Amounts include payments made in 2001 and 2002 relating to 2001 performance.

(3)	Includes personal benefits we paid, including directors’ fees for Messrs. Cumming, Steinberg and Hershfield.

(4)	All awards under FINOVA’s stock incentive plans were cancelled when FINOVA emerged from the reorganization proceedings in August 2001.

(5)	The vesting criteria for the existing long-term incentive plans, the Performance Share Incentive Plans, were not satisfied, so no payments were made to participants based on 2001 performance.

(6)	Matching payments made by FINOVA under the Savings Plan. In addition, the amount includes severance and accrued leave compensation paid to Mr. Breyne.

Retirement Plans:
The following table shows the estimated annual retirement benefit payable to participants, including the officers named in this proxy statement, for the average annual earnings and years of service indicated. It assumes retirement at age 65. We pay the retirement benefits under FINOVA’s Pension Plan and the Supplemental Executive Retirement Plan (the “SERP”) — participants do not pay for those benefits. Only certain senior employees participated in the SERP, which was terminated with respect to the executive officers after year-end. The table includes the supplemental benefit formula including the SERP.

PENSION PLAN TABLE

Average Annual Compensation(1)	Estimated Annual Retirement Benefits for Years of Service(2)(3)(4)
	15	20	25	30	35(5)
$ 125,000	$32,810	$43,750	$54,690	$65,630	$76,560
150,000	39,380	52,500	65,630	78,750	91,880
175,000	45,940	61,250	76,560	91,880	107,190
200,000	52,500	70,000	87,500	105,000	122,190
225,000	59,060	78,750	98,440	118,130	137,810
250,000	65,630	87,500	109,380	131,250	153,130
300,000	78,750	105,000	131,250	157,500	183,750
400,000	105,000	140,000	175,000	210,000	245,000
450,000	118,130	157,500	196,880	236,250	275,630
500,000	131,250	175,000	218,750	262,500	306,250
750,000	196,880	262,500	328,130	393,750	459,380
1,000,000	262,500	350,000	437,500	525,000	612,500
1,250,000	328,130	437,500	546,880	656,250	765,630
1,500,000	393,750	525,000	656,250	787,500	918,750

(1)   Consists of the employee’s average salary and bonus during the highest 5 years during the past 10 years before retirement. Salary and bonus for 2001 for the officers named in the Summary Compensation Table who participated in the Pension Plan are listed in that table. At year-end, the current average compensation for plan purposes was $523,367 for Mr. Breyne, $500,209 for Mr. Hallinan, $453,224 for Mr. Fields, $245,235 for Mr. Tashlik and $181,347 for Mr. Lieberman. Messrs. Cumming, Steinberg and Hershfield do not participate in this plan.

(2)   Years of credited service: Mr. Breyne (14), Mr. Hallinan (29), Mr. Fields (19), Mr. Tashlik (21), and Mr. Lieberman (9).

(3)   Benefits are computed on a single-life annuity basis. The benefits under the plan reflect a reduction to recognize some of the Social Security benefits expected to be received by the employee. The plans also provide for the payment of benefits to an employee’s surviving spouse. The table excludes adjustments for joint and survivorship provisions, which would reduce the amounts shown. Benefits generally vest after five years of service. The plans provide for reduced early retirement benefits. Prior plan formulas provide for different benefits. Employees accruing benefits under the prior or the prior and current formulas, and participants accruing benefits only under the Pension Plan, may receive benefits different from those listed in the table above.

(4)   Federal law limits the annual benefits that can be paid from a tax-qualified retirement plan. As permitted by that law, the supplemental plan pays benefits above the permitted limits. Some of those excess benefits were held in a trust, the assets of which were available to FINOVA’s creditors. The trust was liquidated after year-end in connection with the termination of the SERP.

(5)   The Pension Plan and the normal supplemental plan benefit formula limit the years of service for plan purposes to a maximum of 35 years.

EMPLOYMENT AGREEMENTS

Management Agreement:
Leucadia National Corporation manages FINOVA as provided for by the Management Services Agreement entered into between our companies. That agreement is described more fully below in “Compensation Committee Interlocks and Insider Participation.”

Executive Compensation Agreements:
Some of the executive officers, including Messrs. Tashlik, Hallinan and Fields, are or were engaged under a compensation agreement executed in March 2001. These agreements were entered into in exchange for the forfeiture by those executives of their rights to bonuses that were to have been paid under the executive retention plan (of $2 million each for Messrs. Hallinan, and Fields, and $1 million for Mr. Tashlik), bonuses under the Key Employee Value Sharing Plan, described in previous Proxy Statements, and severance compensation under executive severance plans. Mr. Hallinan also agreed to terminate his employment agreement. In exchange, the executives received an increased salary and the right to receive retention bonuses, as noted in the following table, as well as other benefits noted below.

Salary and Retention Bonuses

Executive:	Annual Salary:		Salary Bonus:	Emergence Bonus:	January 2002 Bonus :
Mr. Hallinan	$557,000	(1)	$300,000	$150,000	$150,000
Mr. Fields	400,000		250,000	125,000	125,000
Mr. Tashlik	225,000		150,000	75,000	75,000

(1)   Mr. Hallinan received the salary noted while serving as President and CEO, from March to August 2001. For the remainder of the year, he served only as General Counsel and Secretary, and his annual salary was $400,000.

The increased salaries were made retroactive to January 1, 2001. The approval bonuses were paid on bankruptcy court approval of the plans in mid-2001. The emergence bonuses were paid following emergence from the reorganization proceedings in August 2001. In addition, each executive was eligible to receive a discretionary bonus based on individual performance in the Board’s discretion of between 0% and 150% of the executive’s salary. Mr. Hallinan’s contract provided that his discretionary bonus was to be based on the lower salary noted in the footnote above.

These agreements provide severance benefits if the executive is terminated involuntarily other than for cause, in exchange for a release of liability. The executive would be paid one-year’s base salary and would receive financial counseling, outplacement services, health and life insurance benefits for one year. If, however, we terminated the executive without cause before the payment of all the bonuses noted above, including the discretionary bonus, the executive would be guaranteed severance compensation equal to three years of base salary, less the amount of any bonuses previously paid under the agreement. One of those years of salary might be paid under a consulting agreement.

Mr. Lieberman:
Mr. Lieberman became an executive officer in November 2001. He previously was a participant in the Executive Severance Plan (Tier II), which would have provided severance compensation equal to two years of salary and bonus, along with certain other benefits. In connection with the termination of that plan, he agreed to accept an increase of $20,000 in the January 2002 bonus payment and an increase of $26,032 in severance compensation over amounts provided by the Executive Severance Plan (Tier III), described below. He is a participant in that severance plan.

Mr. Breyne:
Prior to his termination in 2001, Mr. Breyne was engaged under his employment agreement as President and Chief Executive Officer of FINOVA for a three-year term through March 2003. His base salary was $525,000 subject to adjustment by the Human Resources Committee. He was eligible to receive annual bonus incentive awards at a target level of 55% of base salary, long-term (PSIP) participation at a target level of 60% of base salary, and awards under the 1992 Stock Incentive Plan in the Committee’s discretion. He also received fringe benefits, such as insurance, supplemental retirement, club and other benefits no less beneficial than those previously provided to him. As noted above, Mr. Breyne forfeited his rights under this agreement in exchange for his severance compensation.

Executive Severance Plan (Tier III):
The Executive Severance Plan (Tier III) provides severance compensation to certain senior managers equal to one year of the highest base salary and bonus the participant received during the previous four years. The plan also provides for one year of company paid health insurance coverage and outplacement services. The plan benefits are due in the event the participant is terminated other than for cause, due to a change in control, reduction-in-force or similar factors set forth in the plan, or if the employee terminates for good reason, such as if total cash compensation is reduced by at least 20%. The plan remains in effect through December 31, 2002. Mr. Lieberman is the only executive officer who participates in this plan.

Severance Agreements:
As previously discussed, in conjunction with the filing of the reorganization proceedings, five executive officers were terminated including Mr. Breyne. Each executive forfeited rights to bonuses that were to have been paid under the executive retention plan ($3 million for Mr. Breyne), severance compensation under the executive severance plans and rights under the Key Employee Value Sharing Plan discussed in previous proxy statements. Mr. Breyne also terminated his rights under his employment agreement. In exchange, executives received a cash payment of base salary (two years for Mr. Breyne), plus a consulting agreement (one year for Mr. Breyne) at the same rate as the base salary in effect just before termination. The executives also received health and life insurance benefits and outplacement and financial counseling services during the consulting period. Executives with outstanding loans under the executive officer loan program noted below, were permitted to repay those loans over three years provided the executive paid down the outstanding balance by 20% on the effective date of the agreement. Otherwise, the loans were due within 6 months of termination. Each executive executed a release of liability in favor of FINOVA and its personnel. FINOVA placed the funds to pay the severance and consulting compensation noted above, less loan repayments and applicable tax withholding into an escrow.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Berkadia LLC, Berkshire Hathaway Inc. and Leucadia National Corporation:
Messrs. Cumming is the Chairman of the Board of Leucadia and Mr. Steinberg is a director and President of Leucadia. Each beneficially owns in excess of 10% of the outstanding common shares of that company. Mr. Hershfield is an officer of subsidiaries of Leucadia.

Leucadia manages FINOVA pursuant to the Management Services Agreement, which was originally entered into in February 2001, before FINOVA commenced the reorganization proceedings. The management agreement has a 10-year term and provides that Leucadia will appoint the Chairman, President and other officers as it deems necessary to fulfill its duties. Leucadia will generally manage our affairs, subject to direction by the Board of Directors.

The management agreement was entered into simultaneously with the execution of a $6 billion loan commitment from Berkadia LLC, a joint venture between Berkshire Hathaway Inc. and Leucadia. FINOVA paid Berkadia $120 million in commitment and funding fees. Berkadia loaned FINOVA $5.6 billion in August 2001 to finance FINOVA’s Plan of Reorganization. The Berkadia loan bears annual interest at the London Interbank Offered Rate plus 2.25%. Interest is payable monthly. The loan matures in 2006, but principal must be repaid earlier if excess cash is available, as set forth in our credit agreements.

When the Berkadia Loan was made, FINOVA issued to Berkadia sufficient common stock in FINOVA to result in Berkadia holding 50% of the total number of outstanding shares of common stock upon emergence from the reorganization proceedings, as required by the Plan of Reorganization. The management fee to Leucadia, the fees paid to Berkadia, the issuance of the stock and the terms of the Berkadia loan were approved by the bankruptcy court overseeing FINOVA’s reorganization.

FINOVA pays Leucadia $8 million each year for management fees under the Management Services Agreement. The first years’ fees were paid in advance, in February 2001. Fees for subsequent years are paid quarterly. As of the Record Date, FINOVA has paid Leucadia $2 million of management fees in 2002. Leucadia has advised us that the $8 million annual management fee and the $120 million commitment and funding fee described above are shared with Berkshire Hathaway under the terms of the Berkadia LLC operating agreement. We do not pay compensation for the services of Messrs. Cumming, Steinberg and Hershfield or any of their other personnel providing service, except for the management fee noted above. Under the management agreement, we pay reasonable out-of-pocket expenses incurred by those individuals. We also pay Messrs. Cumming, Steinberg and Hershfield directors’ fees for their service as directors. Mr. Hershfield has an interest in cash proceeds received by Leucadia from its investment in FINOVA. Leucadia has advised that Mr. Hershfield received, pursuant to that interest, approximately $6 million from Leucadia during 2001 and 2002.

During 2001, FINOVA repaid $700 million of principal and paid approximately $83.3 million of interest and fees to Berkadia on that loan. The terms of the Berkadia loan are described more fully in FINOVA’s Annual Report on SEC Form 10-K enclosed with this Proxy Statement (the “10-K”).

Mr. Morgan:	Mr. Morgan is a partner in the law firm of Munger, Tolles & Olson LLP. That firm serves as counsel to Berkshire Hathaway Inc. and Berkadia LLC.

Mr. Boland:
Mr. Boland was a former executive with Citibank, N.A., which was a lender and agent bank on some of FINOVA Capital’s former bank credit facilities. Its affiliates also previously served as underwriter for some of FINOVA Capital’s former senior debt offerings. Those facilities were terminated in connection with FINOVA’s emergence in the reorganization proceedings. Mr. Boland was appointed to FINOVA’s Board of Directors as the designee of the creditors’ committee in those proceedings, which was given the right under the Plan of Reorganization to appoint one director. FINOVA’s Bylaws provide that our Board will renominate him each year as a director so long as at least $500 million of our 7.5% senior secured notes remain outstanding, unless a majority of the note holders request nomination of a different director, pursuant to procedures set forth in the Bylaws. The Board has renominated Mr. Boland for election as a Board member.

GroupSystems.com, Inc.:
Messrs. Smith serves as Chairman of GroupSystems.com, Inc., formerly known as Ventana Corporation, which markets interactive computer systems software and services. FINOVA Capital owns 600,000 shares of GroupSystems’ common stock, representing approximately 13% of its common stock, plus warrants for an additional 4% of its stock. In addition, FINOVA Capital granted GroupSystems a $1,000,000 line of credit, which was converted in 2000 into a term loan for $870,000. That loan has an outstanding balance of approximately $542,000 as of March 15, 2002. GroupSystems defaulted on some of its financial covenants under that loan agreement, and FINOVA has declared it in default. FINOVA agreed to defer interest payments until April 2002 in exchange for the warrants noted above. The line of credit to GroupSystems and the purchase of shares were granted before Mr. Smith became a member of our board. The line of credit was made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons.

Management Indebtedness:
To assist officers and key employees in increasing their share ownership, we implemented an Executive Officer Loan Program. Under that program, FINOVA will loan or will guarantee a loan from an approved bank to the officer for amounts needed to exercise stock options and to pay taxes due on those options or other awards under the 1992 Stock Incentive Plan. The loans carry a variable rate of interest at the prime rate less 3/4 of 1%. Interest is due monthly, and the principal is due in one year, unless extended or accelerated at FINOVA’s discretion. The following executive officers have borrowed under this program: Jack Fields: ($137,020); Derek C. Bruns ($51,850)(all now repaid), and Matthew M. Breyne: ($217,433) ($112,599 as of the Record Date).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, all SEC stock ownership reports required to be filed by those reporting persons during 2001 were timely made.

FINOVA SHARE OWNERSHIP

The following tables list our share ownership for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information in the first table is as of the latest reports by those entities received by us. That table lists the beneficial owners of at least 5% of our shares. Information in the second table is as of March 15, 2002.

CERTAIN BENEFICIAL OWNERS

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares
Berkshire Hathaway Inc. 1440 Kiewit Plaza Omaha, Nebraska 68131	30,510,290.5	25%

Leucadia National Corporation 315 Park Avenue South New York, NY 10010-3679	30,510,290.5	25%

(1)       These shares are owned of record by Berkadia LLC, a joint venture beneficially owned, through subsidiaries, by Berkshire and Leucadia. Pursuant to the terms of the operating agreements governing Berkadia and its direct members, these shares are to be voted in a manner as determined unanimously by Berkshire and Leucadia. If unanimity cannot be achieved, the shares owned by Berkadia are to be voted 50% as directed by Berkshire and 50% as directed by Leucadia.

DIRECTORS AND EXECUTIVE OFFICERS

Name(1)	Position(s)	Amount and Nature of Beneficial Ownership(2,3,4)	Percentage of Outstanding Shares
Thomas F. Boland	Director	0	*
Ian M. Cumming	Director	(2)	*
G. Robert Durham	Director	48,161	*
Lawrence S. Hershfield	Director	0	*
R. Gregory Morgan	Director	0	*
Kenneth R. Smith	Director	8,500	*
Joseph S. Steinberg	Director	(2)	*
Richard Lieberman	Senior Vice President, General Counsel and Secretary	5,797	*
Stuart A. Tashlik	Senior Vice President, Chief Financial Officer	757	*
Directors and Executive Officers, as a group (9 persons)		63,215 (2)	*

*	Less than one percent.

(1)	Table excludes shares owned by former executive officers for whom current ownership information was not available.

(2)
Does not include any interest in 30,510,290.5 shares (25%) of FINOVA’s common stock that Leucadia may be deemed to beneficially own by virtue of its indirect membership interests in Berkadia LLC. Together with certain family members, Mr. Cumming and Mr. Steinberg beneficially own approximately 18% and 16.7% of Leucadia’s common stock, respectively. By virtue of their beneficial ownership of Leucadia, they may be deemed to be the indirect beneficial owners of their pro rata share of the FINOVA common stock beneficially owned by Leucadia.

VOTING PROCEDURES / REVOKING YOUR PROXY

You can vote by telephone, the internet, mail, or in person. We encourage you to vote by telephone or the internet to help save money.
You can vote your shares by telephone, the internet, mail or in person at the meeting. Your proxy card contains instructions for voting by telephone or the internet. Voting by telephone or the internet are the least expensive and fastest methods of voting.

To vote by mail, complete and sign your proxy card — or your broker’s voting instruction card if your shares are held by your broker — and return it in the enclosed business-reply envelope.

To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. A quorum is present if at least a majority of the outstanding shares on the Record Date (61,020,582 shares) are present in person or by proxy. All other matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our Certificate of Incorporation or Bylaws.

Those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Shareowners and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum for that matter, and their proxies will not affect determination of a plurality. Those abstentions, however, will not count towards achievement of a majority.

If you are a participant in our Savings Plan, the proxy will represent the number of shares in your plan account as well as shares registered in your name. The proxy will also serve as a voting instruction to the trustees of that plan for the plan shares. If you do not vote your shares, the trustees will not vote plan shares on your behalf.

The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

You can change your mind after sending in a proxy until the meeting, by following these procedures.	Proxies may be revoked if you: • Deliver a signed, written revocation letter, dated later than the proxy, to R. Lieberman, Secretary, at 4800 N. Scottsdale Road, 6W05, Scottsdale, AZ 85251-7623;

•   Deliver a signed proxy, dated later than the first one, to Computershare Investor Services, Proxy Unit, P.O. Box 1878, Chicago, IL 60690-1878.

•   Vote your shares by telephone or the internet differently than you did originally, using the same procedures for those methods; or

•   Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

Proxy Solicitation:
Our employees may solicit proxies for no additional compensation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

SUBMISSION OF SHAREOWNER PROPOSALS

From time to time, shareowners seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at the annual meeting. To be included in the Proxy Statement or considered at an annual or any special meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements, such as applicable SEC rules. In accordance with our Bylaws and those rules, we must receive proposals for the 2003 annual meeting no later than November 29, 2002, for possible inclusion in the Proxy Statement or for possible consideration at the meeting. Direct any proposals, as well as related questions, to the undersigned.

OTHER BUSINESS

The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

A copy of FINOVA’s 2001 Annual Report on Form 10-K to the Securities and Exchange Commission may be obtained by shareowners, without charge, upon written request to Shareowner Services, The FINOVA Group Inc., 4800 N. Scottsdale Road, MS 6E20, Scottsdale, Arizona 85251-7623. You may also obtain our SEC filings through the internet at www.sec.gov.

By order of the Board of Directors.

Richard Lieberman
Senior Vice President, General Counsel and Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

AUDIT COMMITTEE CHARTER
THE FINOVA GROUP INC.

Purpose:

The Audit Committee is appointed by the Board to assist the Board in overseeing (1) the quality and integrity of FINOVA’s financial statements, (2) FINOVA’s systems of internal accounting and financial controls, (3) compliance with legal and regulatory requirements, (4) the independence and performance of the internal and external auditors, and (5) the activities of the Ethics Committee and compliance with its requirements.

The Committee should promote open communication among the Committee, the Board, financial and senior management, and the internal and external auditors. The Committee members and their designees have the authority to investigate any matter brought to their attention or deemed appropriate by them. They will have full access to all of FINOVA’s books, records, facilities, personnel and agents. The Committee may retain any legal, accounting and other consultants to advise the Committee.

While the Committee has oversight responsibilities, it has no obligation to plan or conduct audits or to determine that the financial statements are complete, accurate and in accordance with generally accepted accounting principles. Management is responsible for preparing the financial statements. The external auditors are responsible for auditing and expressing their opinion on those statements. The Committee also has no obligation to conduct investigations, resolve disagreements, if any, between management, the external auditors or others, or assure compliance with any laws, regulations or the Code of Conduct.

Composition:

The Committee shall be comprised of three or more members, as determined by the Board. All members of the Committee shall meet the independence, experience and any other requirements of the New York Stock Exchange and any other relevant regulatory body, as interpreted by the Board in its reasonable business judgment.

Unless a Chairman is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee. The Chairman may appoint a temporary Chairman in his or her absence.

Meetings:

The Committee will meet at least four times annually, or more frequently in its discretion. The Committee should meet at least semi-annually with the Chief Executive Officer, Senior Vice President – Controller and Chief Financial Officer, Senior Vice President – Internal Audit (the “Internal Auditor”), the General Counsel and external auditors in separate private sessions to discuss any matters that the Committee or those individuals believe should be discussed privately.

The Committee may establish procedural and policy rules, subject to the supervision of the Board and the requirements of the Company’s certificate of incorporation and bylaws. The Committee may appoint subcommittees or may authorize one or more of its members to act on its behalf in carrying out its duties if permitted by applicable law, stock exchange rules, accounting standards and other governing authority.

Responsibilities:

To fulfill its responsibilities, the Audit Committee will conduct the meetings noted above and will:

A.	Financial Reporting and the Reporting Process:

1.
Review the annual audited financial statements with management and the external auditors, including significant issues regarding accounting principles and policies, as well as the adequacy of internal controls that could significantly affect FINOVA’s financial statements.

2.
Review with management and the external auditors the quarterly financial statements, if required by applicable law, exchange rule, accounting principles or other requirements. If requested by the Committee or advised by management or the external auditors that the review is necessary or advisable prior to the release of quarterly earnings, the review will be conducted before that release.

3.
Review one or more analyses prepared by management and the external auditors of significant financial reporting issues and judgments made in connection with the preparation of the financial statements. The analyses should review the quality, not just the acceptability, of accounting principles and financial disclosure practices used by FINOVA.

4.	Meet periodically with management to review FINOVA’s financial risk exposures and the steps management has taken to monitor and control those exposures.

5.	Review significant changes to FINOVA’s accounting principles and policies and internal audit standards, as suggested by management, the Internal Auditor or the external auditors.

B.	External Auditors:

1.	Recommend to the Board the appointment of the independent external auditors. Assure the external auditors are advised that they are ultimately accountable to the Committee and the Board.

2.	Evaluate the performance of the external auditors as warranted and annually recommend their retention or replacement to the Board.

3.	Receive periodic reports from the external auditors regarding their independence. Evaluate the reports and satisfy itself and the Board as to the continued independence of the external auditors.

4.	Approve the fees to be paid to the external auditors.

5.	Meet with the external auditors in connection with the audits to review the planning, staffing and scope of the significant audits to be conducted.

6.	Obtain from the external auditors assurance at least annually that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

7.	Discuss with the external auditors the matters required to be discussed by Statement of Auditing Standards No. 90, relating to the conduct of the audits.

8.
Review with the external auditors any problems or difficulties they may have encountered in performing their duties, including any restrictions on the scope of activities or access to the required information or any changes to the planned scope of the external audit. Review any management letters provided by the external auditors and management’s response to those letters.

C.	Internal Auditors:

1.	Review the appointment, performance and replacement of the Internal Auditor.

2.	Review with the Internal Auditor the internal audit department’s responsibilities, planned audit activities and department organization.

3.
Review the significant reports to management prepared by the internal auditing department and management’s responses, as well as any other significant issues that department has encountered in performing its auditing duties.

D.	Legal and Ethical Compliance:

1.
Review with management, the Internal Auditor, and the General Counsel whether FINOVA (including its domestic and foreign subsidiaries) is in material compliance with applicable legal requirements. Review the procedures designed to help assure compliance with applicable laws and monitor the results of those compliance efforts.

2.	Review reports from the Internal Auditor on the activities of the Ethics Committee and on compliance by FINOVA personnel and agents with the Code of Conduct.

3.
Review with the General Counsel significant legal matters, investigations by governmental agencies, stock exchanges or other regulatory authorities, changes in FINOVA’s legal compliance policies and procedures, and any other matters requested by the Committee or the General Counsel.

E.	Continuing/General Duties:

1.	Review and update this Charter at least annually and recommend any proposed changes to the Board for approval and publish the Charter in the proxy statement at least once every three years.

2.	Prepare the annual report from the Committee required to be included in FINOVA’s proxy statement.

3.
Review and, if appropriate, approve or recommend Board or shareowner approval of significant related party transactions that require Committee, Board or shareowner approval, pursuant to law or Section 3.07 of the New York Stock Exchange Manual.

4.	Report periodically to the Board on significant results of the foregoing activities.

5.	Report to the New York Stock Exchange and, if necessary, other regulatory agencies regarding the adoption of this Charter and annually on other Committee matters.

6.	Perform any other duties deemed necessary or appropriate by the Committee or the Board or as are imposed by law, rules of the New York Stock Exchange, accounting standards or similar requirements.

Note: The Audit Committee Charter was adopted while FINOVA’s common stock was listed on the New York Stock Exchange. The Committee has not addressed whether changes should be made to reflect the subsequent delisting of the common stock and change to the “over-the-counter” trading system.

Proxy/Voting Instruction Card - The FINOVA Group Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

c/o Computershare Investor Services
2 North LaSalle Street, Chicago, IL 60602

I (whether one or more of us) appoint Ian M. Cumming, Lawrence S. Hershfield and Joseph S. Steinberg, and each of them, to be my Proxies. The Proxies may vote on my behalf, in accordance with my instructions, all of my shares entitled to vote at the Annual Shareholders Meeting of The FINOVA Group Inc. (“FINOVA”). The meeting is scheduled for May 15, 2002, but this proxy includes any adjournment(s) of that meeting. The Proxies may vote on my behalf as if I were personally present at the meeting. This card also provides voting instructions (for shares held in my account, if any) to the trustees of FINOVA’s Savings Plan.

IF VOTING BY MAIL, PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)

HOUSEHOLDING ELECTION

IMPORTANT NOTICE
MULTIPLE COPIES OF MAILINGS
TO HOUSEHOLD

In December 2000, the Securities and Exchange Commission enacted a new rule that allows multiple stockholders residing at the same address the convenience of receiving a single copy of proxy statements, annual reports and other stockholder information if they consent to do so. This is known as “Householding.” This will allow us to save money by reducing the number of documents we must print and mail, and will help protect the environment as well.

By checking this box, you are consenting to our mailing of proxy statements, annual reports and other stockholder information only to the one account in your household for which the box was not checked. We will continue to separately mail a proxy card for each registered stockholder account. Your consent will be perpetual unless you revoke it, which you may do at any time by calling us at 1-888-445-6428 (toll free), or writing to us at Computershare Investor Services, Attn: Proxy Unit, P.O. Box 1878, Chicago, IL 60690-1879. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice.

We encourage you to participate in this program by checking the “Consent/Householding Election” box on the proxy card, for all but one of your stockholder accounts.

NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK
We encourage you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or internet vote authorizes the Proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or internet, read the Proxy Statement, then follow these easy steps:

TO VOTE BY PHONE	TO VOTE BY INTERNET

• Call toll free 1-888-515-8190 any time on a touch tone telephone.
There is NO CHARGE to you for this call.

• Enter the 6-digit Control Number located below.

Option # 1: To vote as the Board of Directors recommends on ALL proposals; Press 1.

Option # 2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.

• Go to the following web site: www.computershare.com/us/proxy

• Enter the information requested on your computer screen, including your 6-digit Control Number located below.

• Follow the simple instructions on the screen.

CONTROL NUMBER

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. THANK YOU FOR VOTING!

The FINOVA Group Inc. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
CONTROL NUMBER

000000 0000000000 0 0000

000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext

Holder Account Number

C 1234567890 J N T

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.	ABC	123	X	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A    Election of Directors                  PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the election of the seven directors named below, whose terms expire in 2003 or until their successors are elected:

01 - Thomas F. Boland	For Withhold ☐ ☐	05 - R. Gregory Morgan	For Withhold ☐ ☐

02 - Ian M. Cumming	☐ ☐	06 - Kenneth R. Smith	☐ ☐

03 - G. Robert Durham	☐ ☐	07 - Joseph S. Steinberg	☐ ☐

04 - Lawrence S. Hershfield	☐ ☐

2.  In their discretion, the Proxies may vote on any other business that properly comes before the meeting. This proxy when properly executed will be voted as instructed above by the undersigned stockholder. If no marking is made, this proxy will be deemed to be direction to vote FOR proposal 1, unless otherwise determined by the Board of Directors or the Proxies.

CONSENT/HOUSEHOLDING ELECTION
Please do not mail future Annual Reports/Proxy Statements/Information Statements and other shareholder publications to this account. Multiple copies are received at this address/household (see back for details).
☐

B    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in the entity’s full name by an authorized officer. Please date the proxy.

Signature 1	Signature 2	Date (dd/mm/yyyy)

☐ A629	1UPX